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                                                                   EXHIBIT 99.01
For Immediate Release       May 21, 1997

Media Contacts:          Investor Contacts:

LG&E Energy              LG&E Energy
John McCall              Charles Markel
(502) 627-3665           (502) 627-2203
                         Kim Austin Lee
                         (502) 627-3867

KU Energy                KU Energy
David Freibert           William English
(606) 367-1271           (606) 367-1120
                         Greg Shields or Karen Klein
                         (606) 367-1155

          LG&E Energy And KU Energy Sign Definitive Merger Agreement;
     To Be One Of The Nation's Largest, Low-Cost Energy Services Companies

     Louisville, KY/Lexington, KY -- May 21, 1997 - KU Energy (NYSE:KU) and LG&E Energy (NYSE:LGE) today announced a definitive agreement to merge. The combined company will be one of the largest, low-cost energy services holding companies in the nation. No company in the industry is better positioned to succeed in the rapidly emerging competitive energy marketplace, according to LG&E Energy and KU Energy officials. The transaction is valued in excess of $3 billion and the combined companies will have assets in excess of $4.7 billion.

     Under the terms of the agreement, approved unanimously by both boards yesterday, the holding companies will be merged. The resulting holding company will be called LG&E Energy and will be based in Louisville. The two utility companies, Louisville Gas and Electric Company (LG&E), based in Louisville and Kentucky Utilities Company (KU), based in Lexington, will be wholly-owned subsidiaries of the holding company. The merged company will serve more than 1.1 million electric and natural gas customers throughout Kentucky, Virginia and internationally. It will also have access to 11,000 megawatts of low-cost generation--through ownership of or an interest in 7,400 megawatts and contractual arrangements for another 4,200 megawatts of power generation.

     The agreement provides for KU Energy shareholders to receive 1.67 shares of LG&E Energy common stock in exchange for each share of KU Energy common stock. It is expected that the transaction will be accounted for as a pooling of interests and will qualify as a tax-free exchange. The transaction is expected to be marginally dilutive to earnings in the first year following the merger and accretive thereafter. The outstanding debt and preferred stock of KU and LG&E will not be affected by the merger.

                                    -more-


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LG&E Energy And KU Energy Sign Definitive Merger Agreement - Page Two


     The companies expect more than $760 million in gross non-fuel savings over a 10 year period. The savings are anticipated primarily through the integration of the companies' systems and operations, through joint planning and purchasing, and by reducing other costs of operations. Over the next five years, the companies are committing not to seek any base rate increases -- except in extraordinary circumstances. In fact, the companies estimate that the merger will translate into reductions in customers' bills of nearly two percent on a combined basis for each of the next five years.

     Following the merger, it is anticipated that the holding company will continue the dividend level of LG&E Energy. The boards of both companies have historically and consistently increased dividends.

     Roger W. Hale, Chairman and Chief Executive Officer (CEO) of LG&E Energy, will be Chairman and CEO of the merged company. Michael R. Whitley, Chairman and CEO of KU Energy, will be Vice-Chairman, President and Chief Operating Officer (COO) of the merged company. Board representation will be nearly equal for both companies with KU Energy having seven seats and LG&E Energy having eight.

     "This is a formidable strategic combination of two companies that individually have unique strengths, which together will be a powerful force as the industry moves toward customer choice and greater competition," said Hale. "As one of the nation's largest, low-cost energy services companies with the largest utility-affiliated energy marketing business, we will define the successful energy company of the 21st century."

     "This merger gives the merged company the critical mass in both generation and distribution markets to propel our growth over the next few years," Whitley added. "This transaction will, no doubt, further secure our rank in Kentucky and Virginia as one of the lowest cost areas for energy supply. We are convinced that our competitive energy prices will be even more competitive after our transaction closes. Together, we will provide compelling economic incentives for our customers and will spur economic development in the region."

     The merger is subject to the approval by the shareholders of both companies and federal and state regulatory agencies. The companies expect that the transaction will be completed within 12 to 18 months.

                                    -more-

                                       2


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LG&E Energy And KU Energy Sign Definitive Merger Agreement - Page Three

     LG&E Energy Corp., a Fortune 500 company, headquartered in Louisville, KY, is a diversified energy services and marketing company with businesses in retail utility services, energy marketing and trading, power generation and project development. It owns and operates Louisville Gas and Electric Company, a regulated electric and gas utility in 17 counties around Louisville, KY, and a gas utility in Mendosa province in Argentina. The company has interests in and operates power plants in seven states, Argentina and Spain. The company is the largest utility affiliated energy marketer in the U.S.

     KU Energy Corporation, headquartered in Lexington, KY, is a holding company committed to building shareholder value, having increased its dividends to shareholders for 16 consecutive years. KU Energy is the parent company of Kentucky Utilities Company (KU). KU was among the first electric utility companies in the country to advocate nationwide customer choice and competition in the energy arena. KU is recognized as an international model for efficient, low-cost energy production, solid financial management and superior customer service. The company provides service to more than 461,000 customers in 77 Kentucky counties and five counties in southwestern Virginia.

                                      ###

                                       3


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                             Transaction Overview

KU Energy Corporation (NYSE:KU) and LG&E Energy Corp. (NYSE:LGE) Market Capitalization of the two companies: In excess of $3 billion

Background:

          The combined company will be one of the largest, low-cost energy services holding companies in the nation. No company in the industry is better positioned to succeed in the rapidly emerging competitive energy marketplace. The transaction is valued in excess of $3 billion and the combined companies will have assets in excess of $4.7 billion.

          LG&E Energy Corp., a Fortune 500 company, headquartered in Louisville, KY, is a diversified energy services and marketing company with businesses in retail utility services, energy marketing and trading, power generation and project development. It owns and operates Louisville Gas and Electric Company (LG&E), a regulated electric and gas utility in 17 counties around Louisville, KY, and a gas utility in Mendosa province in Argentina. The company has interests in and operates power plants in seven states, Argentina and Spain. The company is the largest utility affiliated energy marketer in the U.S.

          KU Energy Corporation, headquartered in Lexington, KY, is a holding company committed to building shareholder value, having increased its dividends to shareholders for 16 consecutive years. KU Energy is the parent company of Kentucky Utilities Company (KU). KU was among the first electric utility companies in the country to advocate nationwide customer choice and competition in the energy arena. KU is recognized as an international model for efficient, low-cost energy production, solid financial management and superior customer service. The company provides service to more than 461,000 customers in 77 Kentucky counties and five counties in southwestern Virginia.

          Based on 1996 results, the combined company would have had revenues in excess of $4.3 billion and assets of $4.7 billion.

Terms:

 .    1.67 shares of LG&E Energy for each share of KU Energy.

 .    Combined company to have market capitalization in excess of $3 billion and assets in excess of $4.7 billion.

 .    Merger expected to be accounted for as a pooling of interests; expected to be tax-free reorganization for Federal income tax purposes.

 .    It is anticipated that following the merger, the holding company will continue LG&E Energy's dividend payment level. LG&E Energy's current indicated annual dividend is



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     $1.15 per common share; KU Energy's is $1.76. The boards of both companies have historically and consistently increased dividends. Preferred stock and debt of LG&E and KU to remain outstanding after the transaction.

 .    Headquarters of holding company to be in Louisville, KY.

 .    The two utility companies, LG&E, based in Louisville and KU, based in
     Lexington, will be wholly-owned subsidiaries of the holding company.

 .    Roger W. Hale, Chairman and Chief Executive Officer (CEO) of LG&E Energy,
     will be Chairman and CEO of the merged company. Michael R. Whitley, Chairman and CEO of KU Energy, will be Vice-Chairman, President and Chief Operating Officer (COO) of the merged company. Board representation will be nearly equal for both companies with KU Energy having seven seats and LG&E Energy having eight.

 .    The companies expect more than $760 million in gross non-fuel savings over a 10 year period. The savings are anticipated primarily through the integration of the companies' systems and operations, through joint planning and purchasing, and by reducing other costs of operations. Over the next five years, the companies are committing not to seek any base rate increases -- except in extraordinary circumstances. In fact, the companies estimate that the merger will translate into reductions in customers' bills of nearly two percent on a combined basis for each of the next five years.

Strategic Benefits:

 .    Combined company becomes one of nation's largest, low-cost energy services holding companies
 .    Nation's largest utility affiliated energy marketer
 .    Combination of two strong financial performers
 .    Complementary management teams
 .    Expanded domestic and international market presence
 .    Significant operating synergies
 .    Low cost generation and lowest rates in region
 .    Combination creates formidable competitor in new energy industry

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Approvals & Consents:

 .    Kentucky Public Service Commission
 .    Virginia State Corporation Commission
 .    Federal Energy Regulatory Commission
 .    Securities and Exchange Commission
 .    Federal Trade Commission
 .    Shareholders of both companies
 .    Anticipated transaction completion:  within 12 to 18 months